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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated August 21, 1997, relating to the financial statements of Mannatech, Incorporated (formerly Emprise International, Inc. in 1995). We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Belew Averitt LLP has not prepared or certified such "Selected Financial Data."

/s/ Belew Averitt LLP
----------------------

Belew Averitt LLP

Dallas, Texas


November 20, 1998